UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              August 27, 2008

Tredegar Corporation

(Exact name of Registrant as specified in charter)

Virginia	1-10258	54-1497771

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1100 Boulders Parkway, Richmond, Virginia	23225

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code        (804) 330-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Tredegar Corporation (the “Company”) announced that McAlister C. Marshall, II has decided to resign as the Company’s Vice President, General Counsel and Secretary, effective as of September 5, 2008, in order to become the Vice President – General Counsel and Secretary of The Brink’s Company.

Date: August 27, 2008	TREDEGAR CORPORATION By: /s/ John D. Gottwald —————————————— John D. Gottwald President and Chief Executive Officer

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